UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2004

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on June 18, 2004 as follows:

CLEVELAND-CLIFFS REPORTS PROGRESS
IN USWA LABOR TALKS

     CLEVELAND, OH — June 18, 2004 —Cleveland-Cliffs Inc (NYSE: CLF) today reported that negotiators for the Company and the United Steelworkers of America have made progress toward a new, competitive labor agreement but additional bargaining would be required to resolve a number of complex issues. The current agreements, which expire at midnight, July 31, 2004, cover the bargaining unit employees at Cliffs’ Empire, Tilden, Hibbing Taconite, and United Taconite mines.

     “We began this round of bargaining by asking the Steelworkers to partner with us in our effort to be the pre-eminent supplier of iron ore pellets in North America. This objective requires a new contract that is similar to the agreements the Steelworkers have already made with Cliffs’ major industry competitors and customers,” said Randy L. Kummer, senior vice president, human resources.

     “The discussions between the Company and the union have been forthright and amicable, and we have reached tentative agreement on a number of major issues. Based on the progress the Company and the union have made to date, we are hopeful that we will resolve the remaining complex issues before the end of July,” Mr. Kummer said. Kummer added, “While we are encouraged by the progress made to date, challenging issues remain and we cannot rule out the potential of being unable to reach an agreement by July 31.”

     The Company said that the next round of talks most likely would be scheduled within the next few weeks.

* * * * *

     Cleveland-Cliffs, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America, and sells the majority of its pellets to integrated steel companies in North America and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

     References in this news release to “Cliffs” and “Company” include subsidiaries and affiliates as appropriate in the context.

     This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from statements for a variety of factors. Specifically, our profitability could be negatively affected if we are unable to successfully negotiate, in a timely manner, satisfactory collective bargaining agreements. We could also experience work stoppages if our negotiations are not successful, which would also affect our profitability. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in the Company’s Annual Report for 2003 and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superceded by subsequent events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By: /s/ Donald J. Gallagher Name: Donald J. Gallagher Title: Senior Vice President, Chief Financial Officer and Treasurer

Date: June 21, 2004

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